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                                                                       Exhibit 5

                               NIXON PEABODY LLP
                              437 Madison Avenue
                           New York, New York 10022



                                                              August 6, 1999


PSINet Inc.
510 Huntmar Park Drive
Herndon, Virginia  20170

Ladies and Gentlemen:

         We have acted as counsel to PSINet Inc., a New York corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-4 (the "Registration Statement") to be filed by the Company on or about August 6, 1999 with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), relating to the offer by the Company of $1,050,000,000 aggregate principal amount of the Company's new 11% Senior Notes Due 2009 and Euro 150,000,000 aggregate principal amount of the Company's new 11% Senior Notes Due 2009, which will be registered under the Act (collectively, the "Exchange Notes"), to be issued under the Indenture dated as of July 23, 1999 (the "Indenture") by and between the Company and Wilmington Trust Company, as trustee (the "Trustee"), in exchange for a like principal amount of each of the Company's outstanding dollar-denominated and euro-denominated 11% Senior Notes Due 2009, which have not been registered under the Act (collectively, the "Initial Notes" and, together with the Exchange Notes, the "Notes"), as contemplated by the Registration Rights Agreement dated as of July 23, 1999 (the "Registration Rights Agreement") by and among the Company and Donaldson, Lufkin & Jenrette International, Bear Stearns International Limited and Chase Manhattan International Limited (the "Exchange Offer").

         In connection with the foregoing, we have examined the Registration Statement and the preliminary prospectus contained in the Registration Statement (the "Preliminary Prospectus"), the Indenture, the Registration Rights Agreement and the form of Exchange Notes set forth in the Indenture and the form of Statement of Eligibility and Qualification on Form T-1 of the Trustee filed as an exhibit to the Registration Statement. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, certificates and other documents and have made such investigations of law as we have deemed necessary or appropriate as a basis for the opinions expressed below.

         As to questions of fact material to our opinions expressed herein, we have, when relevant facts were not independently established, relied upon certificates of, and information received from, the Company, the Trustee and/or representatives of the Company and/or the Trustee. We
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PSINet Inc.
August 6, 1999
Page 2


have made no independent investigation of the facts stated in such certificates or as to any information received from the Company, the Trustee and/or representatives of the Company and/or the Trustee and do not opine as to the accuracy of such factual matters. We also have relied, without investigation, upon certificates and other documents from, and conversations with, public officials.

         In rendering the following opinions, we have assumed, without investigation, the authenticity of any document or other instrument submitted to us as an original, the conformity to the originals of any document or other instrument submitted to us as a copy, the genuineness of all signatures on such originals or copies, and the legal capacity of natural persons who executed any such document or instrument at the time of execution thereof. We assume also that the Exchange Notes have been or will be duly and validly authenticated. Additionally, we have assumed, but not independently verified, that the factual matters set forth in the statements made in the Registration Statement, including, without limitation, those matters set forth and statements made in the Preliminary Prospectus under the caption "Certain U.S. Federal Income Tax Considerations", are true and correct and we have relied upon such factual matters and statements in rendering the opinion expressed herein.

         Members of our firm involved in the preparation of this opinion are licensed to practice law in the State of New York and we do not purport to be experts on, or to express any opinion herein concerning, the laws of any other jurisdiction other than the law of the State of New York and the federal law of the United States of America.

         Based upon and subject to the foregoing and the other qualifications and limitations contained herein, we are of the opinion that:

         1. After (a) the Commission shall have entered an appropriate order declaring effective the Registration Statement, as amended, and (b) the Exchange Notes have, if required, been duly qualified or registered, as the case may be, for sale under applicable state and foreign securities laws, and duly issued, executed, authenticated and delivered by each of the Company and the Trustee upon consummation of the Exchange Offer against receipt of the Initial Notes surrendered in exchange therefor in accordance with the terms of the Exchange Offer and the Indenture, the Exchange Notes will be valid and binding obligations of, and enforceable against, the Company in accordance with their terms, except as limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, liquidation and other similar laws relating to or affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), including, without limitation, principles of commercial reasonableness and materiality and an implied covenant of good faith and fair dealing.

         2. The opinions referred to as the opinions of counsel in the Preliminary Prospectus under the caption "Certain U.S. Federal Income Tax Considerations", are our opinions, insofar as they are statements of United States federal income tax law or conclusions with respect to United States federal income tax law. Our opinions are based upon existing United States federal income tax law and present interpretations thereof. We can give no assurance that such opinions
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PSINet Inc.
August 6, 1999
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will continue to be our opinions if existing United States federal income tax laws, or the interpretations thereof, are changed or modified hereafter.


         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name as it appears under the captions "Certain U.S. Federal Income Tax Considerations" and "Legal Matters" in the Preliminary Prospectus.

         We wish to advise you that certain attorneys with Nixon Peabody LLP own certain shares of the Company's common stock and that we represent the Trustee from time to time on certain matters.

                                                    Very truly yours,

                                                    /s/ Nixon Peabody LLP